Exhibit 99.1

Health Insurance Innovations, Inc. Reports Record Second Quarter Results

Record Quarterly Revenue; Up 53.7% from 2Q 2013

Company Increases Full Year 2014 Guidance to at least 45%

TAMPA, Fla., August 11, 2014 — Health Insurance Innovations, Inc., “HII” (NASDAQ:HIIQ), a leading developer and cloud-based administrator of affordable health insurance plans, ancillary products, and research-driven consumer health insurance plan shopping tools, today reports results for the second quarter ended June 30, 2014:

•	Record revenue of $20.9 million, an increase of 53.7 percent over $13.6 million in the second quarter of 2013.

•	Total collections from customers, what our industry refers to as premium equivalents, was $37.2 million, representing 53.7 percent growth from $24.2 million in the second quarter of 2013. (See the reconciliation of premium equivalents to revenues and non GAAP gross margin within this press release.)

•	Increase full year premium equivalent guidance to at least 45 percent growth year-over-year and adding revenue guidance of at least 45 percent growth year-over-year.

•	Cash generated by operations of $2.3 million compared to cash used in operations of $0.7 million in the second quarter of 2013.

•	Adjusted EBITDA was $2.1 million for the second quarter of 2014, compared to $1.6 million for the same period in 2013.

•	Income per diluted share for the second quarter of 2014 was $0.05 compared to a loss of $0.08 in the second quarter of 2013. Non GAAP net income per share was $0.09 for the second quarter of 2014 compared to $0.08 in the second quarter of 2013.

•	As of June 30, 2014, HII’s distribution included 107 licensed agent call centers and over 15,500 licensed broker distributors compared to 79 call centers and over 9,000 broker distributors at the end of the second quarter in 2013.

•	On July 14, 2014, HII announced the acquisition of Silicon Valley, CA-based HealthPocket, Inc., which analyzes and aggregates the nation’s largest repository of health insurance information and uses it to power its consumer website, healthpocket.com, the only resource that empowers consumers to comparatively shop all available Medicare and Affordable Care Act health insurance plans in one place. The incorporation of HealthPocket fits HII’s growth strategy to gain competitive advantage with unrivaled products and technology solutions.

•	On August 8, 2014, HII acquired American Service Insurance Agency, a Dallas / Fort Worth based licensed agent call center, further strengthening our distribution capacity.

“This was another very strong quarter for HII —our 10th straight quarter of significant sequential quarterly growth and one of our highest quarterly growth rates. We expect strong revenue growth to continue in the second half of the year, particularly this fall when the Affordable Care Act open enrollment period starts,” said Mike Kosloske, Chief Executive Officer, HII. “Over the last quarter we were very pleased with the advances we have made to position HII for continued strong growth. In addition, the acquisition of HealthPocket.com in July will provide significant growth opportunities. To leverage these growth opportunities, we have enhanced the depth of our senior management team with the additions of new leaders in the following positions - Chief Operating Officer, Chief Technology Officer and Chief Financial Officer.”

Second Quarter Results

•	Non GAAP gross margin of $10.1 million, representing 110.4% growth from $4.8 million in the second quarter of 2013. For the second quarter of 2014, the ratio of non GAAP gross margin to premium equivalents was 27.2% compared to 19.8% for the second quarter of 2013, a 740 basis point increase.

•	Adjusted EBITDA of $2.1 million representing an increase of 31.3% compared to $1.6 million in the second quarter of 2013. (See reconciliation of net loss to EBITDA and adjusted EBITDA within this release.)

•	Quarterly net income of $1.0 million vs. a net loss of $0.8 million in the second quarter of 2013.

•	Record quarterly submitted applications of 58,092, representing an increase of 107% over the second quarter of 2013. Submitted applications provide insight into future revenue streams.

•	Record policies in force as of June 30, 2014, totaling 98,988 and representing a 54.9% increase from 63,918 as of June 30, 2013.

Second Quarter and First Half 2014 Financial Highlights

Revenues increased 53.7% to $20.9 million and increased 49.0% to $38.9 million for the three and six-month periods ended June 30, 2014, respectively, compared to the same periods in 2013. Premium equivalents increased 53.7% to $37.2 million and increased 47.1% to $68.1 million for the three and six-month periods ended June 30, 2014, respectively, compared to the same periods in 2013. A reconciliation of premium equivalents to revenues for the three and six month periods ended June 30, 2014 and 2013 is included within this press release. By policy type, the mix of revenues in the second quarter of 2014 was as follows: 58% short-term medical, 15% hospital indemnity and 27% ancillary products.

In the second quarter of 2014, the Company reported pre-tax income of $1.1 million, compared to a pre-tax loss of $0.7 million in the second quarter of 2013. The primary driver of income in the second quarter of 2014 was the substantial increase in revenues and gross margin for the period and a $1.6 million decrease in non-cash stock-based compensation expense as compared to the second quarter of 2013. For the six months ended June 30, 2014, the Company reported pre-tax income of $0.9 million, compared to a pre-tax loss of $7.0 million for the same period in 2013. The large loss in 2013 related to a one-time contract termination expense and significantly higher stock compensation expense that was recorded in 2013.

Similar to the Company’s experience in the first quarter of this year, strong demand experienced by our call center subsidiaries resulted in increased sales and marketing expense for these operations. Up-front call center SG&A expenses will lead to higher revenues and income as the policies remain in force.

EBITDA (earnings before interest, taxes, depreciation and amortization) was $1.6 million for the second quarter of 2014 compared to negative $0.5 million for the same period in 2013. Adjusted EBITDA is calculated starting with EBITDA, which is then further adjusted for items that are not part of regular operating activities, including acquisition costs, contract termination costs and other non-cash items (such as stock-based compensation). Adjusted EBITDA was $2.1 million for the second quarter of 2014, compared to $1.6 million for the same period in 2013. A reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods presented is included within this press release.

Income per diluted share for the second quarter of 2014 was $0.05 compared to a loss of $0.08 in the second quarter of 2013 and was $0.04 for the first half of 2014 compared to a loss of $0.86 for the first six months of 2013. Non GAAP net income per share was $0.09 for the second quarter of 2014 compared to $0.08 in the second quarter of 2013 and was $0.15 for the first half of 2014 compared to $0.10 for the first six months of 2013. A reconciliation of adjusted EBITDA to non GAAP net income per share is included within this press release.

Non GAAP gross margin, which is calculated starting with revenues and then adjusted for third-party commissions, credit card and ACH fees, increased to $10.1 million, or 27.2% of premium equivalents for the second quarter of 2014, compared to $4.8 million of non-GAAP gross margin or 19.8% of premium equivalents in the same period in 2013. This 740 basis point increase reflects the acquisition of the Company’s largest distributor in July 2013 and an increase in the proportion of higher-margin ancillary policies in force. A reconciliation of premium equivalents to revenues and non GAAP gross margin for the periods presented is included within this press release.

Cash generated by operations during the second quarter of 2014 was $2.3 million, compared to cash used in operations of $0.7 million in the second quarter of 2013. For the first half of 2014, $0.8 million of cash was used in operations compared to $6.2 million used in the first half of 2013. Cash outflows for the six month period ended June 30, 2014, included a $2.1 million increase in payments for our advanced commission program, compared to the prior year. For the six month period in 2013, cash used in operations was primarily attributable to a $5.5 million contract termination expense.

As of June 30, 2014, the Company had $35.5 million in cash and cash equivalents and short-term investments and no long-term debt.

2014 Outlook

“Our first half 2014 performance is a great start to the year,” said Mr. Kosloske. “We continue to increase our distribution and sales, validating our anticipated business model strength of providing products for licensed agents to sell year-round, outside of the Affordable Care Act’s annual open enrollment periods. We expect continued momentum as we integrate operationally with our newly acquired organizations and build on the many opportunities they’ll provide.”

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results on Tuesday, August 12, 2014 at 10:00 a.m. Eastern Time. The toll free dial-in number is (877) 312-8797; the toll number is (678) 825-8236; the passcode is 80649193. A webcast of the conference call may be accessed in the Investor Relations section of HII’s website at http://investor.hiiquote.com/events.cfm. The webcast will be archived for 30 days. Copies of the earnings release and other financial information about HII may also be accessed in the Investor Relations section of HII’s website at www.hiiquote.com. The Company regularly posts or otherwise makes available information within the Investor Relations section that may be important to investors.

About Health Insurance Innovations, Inc.

Health Insurance Innovations, Inc. (HII) develops affordable, high-quality health insurance products through partnerships with best-in-class insurance carriers, distributed through licensed insurance agents as plan configurations customized for the individual consumer. These transactions take place via the industry’s first virtual administrator, an entirely cloud-based proprietary process —Quote-Buy-Print— providing proof-of-coverage to insured in minutes rather than weeks. HII is a data-driven digital business informed by its consumer division. HII’s consumer division includes HealthPocket.com’s Research & Data business, the largest repository (of any kind) of health insurance information and HealthPocket.com, the only online resource that offers consumers one-click access to unbiased rankings of all available health-insurance plans.

Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on the Company’s current assumptions, expectations and belief are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, our ability to integrate our acquisitions (including our July 2014 acquisition of HealthPocket, Inc.), competition, changes and developments in the United States health insurance system and laws, and HII’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HII’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, all as filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

HEALTH INSURANCE INNOVATIONS, INC.

(Prior to February 13, 2013 Health Plan Intermediaries, LLC and Subsidiaries)

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,935	$17,054
Cash held on behalf of others	6,915	4,591
Investment proceeds receivable	—	15,000
Short-term investments	2,535	6,877
Accounts receivable, prepaid expenses and other current assets	3,102	963
Advanced commissions	4,730	2,596
Income taxes receivable	273	395

Total current assets	50,490	47,476
Property and equipment, net	502	389
Goodwill	18,014	18,014
Intangible assets, net	4,531	5,281
Other assets	81	489

Total assets	$73,618	$71,649

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,509	$7,074
Current portion of contingent acquisition consideration	2,274	1,945
Deferred revenue	148	882
Due to member	—	916
Other current liabilities	183	187

Total current liabilities	12,114	11,004
Contingent acquisition consideration	1,511	1,931
Due to member pursuant to tax receivable agreement	423	423
Other liabilities	426	514

Total liabilities	14,474	13,872
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 5,309,594 shares issued and 5,168,969 outstanding, and 5,309,594 issued and 5,179,713 outstanding, respectively)	5	5
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 8,566,667 shares issued and outstanding)	9	9
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding)	—	—
Additional paid-in capital	29,552	28,787
Treasury stock, at cost (140,625 and 129,881 shares, respectively)	(1,688)	(1,563)
Accumulated deficit	(3,156)	(3,355)

Total Health Insurance Innovations, Inc. stockholders’ equity	24,722	23,883
Noncontrolling interests	34,422	33,894

Total stockholders’ equity	59,144	57,777

Total liabilities and stockholders’ equity	$73,618	$71,649

HEALTH INSURANCE INNOVATIONS, INC.

(Prior to February 13, 2013 Health Plan Intermediaries, LLC and Subsidiaries)

Condensed Consolidated Statements of Operations (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues (premium equivalents of $37,184 and $24,194 for the three months ended June 30, 2014 and 2013, respectively and $68,135 and $46,279 for the six months ended June 30, 2014 and 2013, respectively)	$20,937	$13,598	$38,864	$26,069

Operating expenses:
Third-party commissions	10,318	8,473	19,200	16,510
Credit cards and ACH fees	474	283	833	548
Contract termination	—	—	—	5,500
Selling, general and administrative	8,574	5,354	16,488	9,662
Depreciation and amortization	411	246	816	490

Total operating expenses	19,777	14,356	37,337	32,710

Income (loss) from operations	1,160	(758)	1,527	(6,641)

Other expense (income):
Interest (income) expense	(2)	(17)	(17)	21
Other expense (income)	20	(44)	682	384

Net income (loss) before income taxes	1,142	(697)	862	(7,046)
Provision for income taxes	159	128	127	1,295

Net income (loss)	983	(825)	735	(8,341)
Net income (loss) attributable to noncontrolling interests	710	(421)	536	(4,249)

Net income (loss) attributable to Health Insurance Innovations, Inc.	$273	$(404)	$199	$(4,092)

Per share data:
Net income (loss) per share attributable to Health Insurance Innovations, Inc.
Basic	$0.05	$(0.08)	$0.04	$(0.86)

Diluted	$0.05	$(0.08)	$0.04	$(0.86)

Weighted average Class A shares outstanding
Basic	5,040,883	4,766,667	5,033,318	4,750,000
Diluted	5,088,390	4,766,667	5,085,498	4,750,000

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

For the Three and Six Months Ended June 30, 2014 and 2013

(unaudited)

($ in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (loss)	$983	$(825)	$735	$(8,341)
Interest (income) expense	(2)	(17)	(17)	21
Depreciation and amortization	411	246	816	490
Provision for income taxes	159	128	127	1,295

EBITDA (1)	1,551	(468)	1,661	(6,535)

Non-cash stock based compensation	360	1,927	765	2,701
Fair value adjustment to contingent consideration	87	—	809	—
Acquisition due diligence expense	91	194	91	194
Expenses payable pursuant to the tax receivable agreement	—	(18)	—	359
Contract termination expense	—	—	—	5,500

Adjusted EBITDA (2)	$2,089	$1,635	$3,326	$2,219

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interest parties in the evaluation of companies. Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items that are not part of regular operating activities, including acquisition costs, contract termination costs, and other non-cash items such as stock-based compensation. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance U.S. GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Reconciliation of Premium Equivalents to Revenues & Non GAAP Gross Margin

For the Three and Six Months Ended June 30, 2014 and 2013

(unaudited)

($ in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Premium equivalents (1)	$37,184	$24,194	$68,135	$46,279
Less risk premium	(15,470)	(10,010)	(27,810)	(19,111)
Less amounts earned by third-party obligors	(777)	(586)	(1,461)	(1,099)

Revenues	20,937	13,598	38,864	26,069

Less third-party commissions	10,318	8,473	19,200	16,510
Less credit card and ACH fees	474	283	833	548

Non GAAP gross margin (2)	$10,145	$4,842	$18,831	$9,011

(1)	Premium equivalents is defined as the combination of premiums, fees for discount benefit plans, fees for distributors and our enrollment fees. Premium equivalents does not represent, and should not be considered as, an alternative to revenues, as determined in accordance with U.S. GAAP. We have included premium equivalents in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. Premium equivalents has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
(2)	Non GAAP gross margin is defined as revenues less third party commissions and credit card and ACH fees. Non GAAP gross margin does not represent, and should not be considered as, an alternative to revenues, as determined in accordance with U.S. GAAP. We have included non GAAP gross margin in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, the inclusion of non GAAP gross margin can provide a useful measure for period-to-period comparisons of our business. Non GAAP gross margin has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Non GAAP gross margin may not accurately or full reflect our costs of generating revenues in the periods presented.

Reconciliation of Adjusted EBITDA to Non GAAP Net Income per Share

For the Three and Six Months Ended June 30, 2014 and 2013

(unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Adjusted EBITDA	$2,089	$1,635	$3,326	$2,219
Depreciation	(36)	(20)	(66)	(39)

Non GAAP pre-tax income	2,053	1,615	3,260	2,180
Provision for income taxes	(780)	(614)	(1,239)	(828)

Non GAAP net income (1)	$1,273	$1,001	$2,021	$1,352

Total diluted share count	13,655	13,334	13,652	13,317

Non GAAP net income per share (2)	$0.09	$0.08	$0.15	$0.10

(1)	Non GAAP net income is computed by subtracting depreciation (but not amortization of intangible assets) from adjusted EBITDA to determine non GAAP pre-tax income, from which an assumed tax expense calculated at the 38% federal statutory rate is deducted.
(2)	Non GAAP net income per share is computed by dividing non GAAP net income by the total number of diluted Class A and Class B shares for each period. We have included non GAAP net income per share in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluations of companies. Other companies may calculate this measure differently than we do. Non GAAP net income per share has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per shares as reported under U.S. GAAP.

CONTACTS:

Health Insurance Innovations, Inc.:

Mike Hershberger

Interim Chief Financial Officer

(813) 280-1274

mhershberger@hiiquote.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

(212) 966 3650

susan@sanoonan.com

Media Contact:

James Merse

Zeno Group

o: 212.299.8978

m: 202.413.7576

james.merse@zenogroup.com